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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 8, 1997
                Date of Report (Date of earliest event reported)

                             AVAX TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                    000-29222                 13-3575874
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)

                                4520 Main Street
                                    Suite 930
                              Kansas City, MO 64111
                    (Address of principal executive offices)

                                 (816) 960-1333
              (Registrant's telephone number, including area code)

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Item 5. Other Events

            AVAX Technologies, Inc. ("AVAX") announced today it has established a certified processing facility using AVAX's core AC (autogolous cell) Vaccine technology at the Thomas Jefferson University Kimmel Cancer Center in Philadelphia. This interim facility will initially produce M-VAX(TM), AVAX's therapeutic vaccine for melanoma which recently entered a Phase III clinical trial. The facility will also be used to produce therapeutic vaccines for additional types of cancer, under clinical trials, including O-Vax(TM), the Company's AC Vaccine for ovarian cancer.

            Reference is made to AVAX's related press release attached hereto as
Exhibit 99.3 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

      (c)   Exhibits:

            99.3  Press Release dated December 8, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AVAX TECHNOLOGIES, INC.

Date:  December 8, 1997


                                     By: /s/ Jeffrey M. Jonas
                                         ----------------------------
                                         Name: Jeffrey M. Jonas, M.D.
                                         Title:  President  and  Chief
                                                 Executive Officer


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                                  Exhibit Index

            Exhibit Number                             Description
            --------------                             -----------

                99.3                       Press Release dated December 8, 1997.


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                                                                    EXHIBIT 99.3
                             AVAX Technologies, Inc.
                             4520 Main Street, Suite 930
                             Kansas City, MO 64111
                             www.avax-tech.com

                             Nasdaq SmallCap: AVXT

At AVAX Technologies:
Jeffrey M. Jonas, M.D.   David L. Tousley, C.P.A.  Ernest W. Yankee, Ph.D.
President & CEO          Chief Financial Officer   Exec.V.P.-Med. & Reg. Affairs
Phone (816) 960-1333     Phone (816) 960-1333      Phone (816) 960-1333
jmjonas@avax-tech.com    dtousley@avax-tech.com    eyankee@avax-tech.com

At The Financial Relations Board:
Paul Scheeler            Robb Kristopher           Alicia Nieva-Woodgate
General Information      Analysts/Investors        Media Inquiries
Phone (312) 640-6742     Phone (312) 640-6669      Phone (212) 661-8030
pas@chi.frbd.com         rmk@chi.frbd.com          anw@ny.frbd.com

FOR IMMEDIATE RELEASE
MONDAY, DECEMBER 8, 1997

           AVAX ESTABLISHES INITIAL CANCER VACCINE PROCESSING FACILITY
         --------------------------------------------------------------
     Philadelphia's Kimmel Cancer Center at Thomas Jefferson University Home to New Production Facility for AC Vaccine(TM) Using Patients' Own Tumor
   Cells to Fight Cancer; Initial Focus is Company's AC Vaccine for Melanoma,
                       M-Vax(TM), Now in Phase III Trial

KANSAS CITY, Missouri, December 8, 1997 -- AVAX Technologies, Inc. (Nasdaq
SmallCap: AVXT) announced today it has established a certified processing facility using the Company's core AC Vaccine technology at the Thomas Jefferson University Kimmel Cancer Center in Philadelphia, one of the country's leading cancer research centers. The $200,000 facility, financed by AVAX, includes cell bank capability and state-of-the-art vaccine processing systems with a Class 10000 clean room which is certified to meet required federal standards.

AVAX's AC (autologous cell) Vaccine technology produces an individualized vaccine immunotherapy using a cancer patient's own tumor cells. This interim facility will initially produce M-Vax(TM), AVAX's therapeutic vaccine for melanoma which recently entered a Phase III clinical trial. The TJU facility will also be used to produce therapeutic vaccines for additional types of cancer, under clinical trials, including O-Vax(TM) for ovarian cancer.

"Currently this is the country's only human tumor processing facility for autologous cell vaccines which meets federal standards and the first cancer vaccine production facility in the Philadelphia area," noted Dr. David Berd, a Clinical Oncologist and Professor of Medicine at Jefferson Medical College and TJU. "This facility will provide AC Vaccine for a portion of the approximately 250 melanoma patients we expect to enroll in the multi-center Phase III trial for M-Vax starting this fall."

Dr. Berd is the inventor of the AC Vaccine technology under development by AVAX as well as Chairman of the Company's Scientific Advisory Board. AVAX has licensed the exclusive rights to the AC Vaccine technology from Dr. Berd and TJU. Berd is serving as senior principal investigator for a Phase III trial of M-Vax and has conducted several Phase I/II physician-sponsored clinical trials for the treatment of malignant melanoma using the AC Vaccine at TJU over the past several years.


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AVAX President and Chief Executive Officer, Jeffrey M. Jonas, M.D., said: "This facility will provide sufficient quantities of the AC Vaccine for our Phase III trial for melanoma and, potentially, other cancers. The strategic location at the TJU Kimmel Cancer Center enables us to rapidly process vaccine for the significant number of patients served by this institution as well as patients at other locations in the continental U.S. This allows us to take a significant step toward establishing the effectiveness and commercial viability of the Company's core AC Vaccine technology as we develop a family of products for treating a variety of cancers."

TJU Facility to Provide AC Vaccine for Phase III Trial of M-Vax

On October 27, 1997, the Company announced it had begun a multi-center Phase III clinical trial for M-Vax. This trial is a large, national efficacy study of patients with advanced (stage 3) melanoma in whom tumors have spread to their lymph nodes. The Company and its researchers believe M-Vax to be the first therapeutic cancer vaccine to show a substantial increase in the survival rate for patients with stage 3 melanoma. The Company also started a Phase II clinical trial for O-Vax, the AC Vaccine for ovarian cancer, in October.

Patients are treated with the AC Vaccine weekly for six weeks. The preparation of the vaccine involves removing tumor cells from the patient and modifying them with a small molecule known as a hapten. The product, when administered to the same patient, is believed to stimulate the patient's immune system to prevent regrowth of the cancer.

Results of Phase I/II Trials of M-Vax, the AC Vaccine for Melanoma

In the June, 1997 issue of The Journal of Clinical Oncology, a leading cancer research publication, Dr. Berd reported the results of treatments on 62 patients with metastases in a single lymph node area (stage 3) which showed that 36 were still alive after a median follow-up time of 55 months. These patients ranged in age from 26 to 79 years old. The projected 5-year relapse-free and overall survival rates for these patients were 45% and 58%, respectively.

The purpose of the ongoing research has been to determine whether such a treatment is effective for melanoma patients whose tumors have spread to lymph nodes. Only relatively minor side effects have been witnessed to date, such as mild, temporary nausea and soreness or swelling at the site of the application of the AC Vaccine. These mild side effects were almost entirely attributable to the cyclophosphamide or BCG adjuvants used in administering the vaccine.

Preliminary Results of Clinical Trials of O-Vax, the AC Vaccine for Ovarian
Cancer

October 13, 1997, AVAX announced preliminary results of a Phase II clinical trial for O-Vax, the Company's therapeutic vaccine for advanced ovarian cancer. That study's objective is to determine whether the vaccine induces an immune response in humans. In the first several patients, the results have been positive: all developed an immune response to their own cancer cells as measured by delayed-type hypersensitivity (DTH).

DTH is a measure of the function of T lymphocytes, which are considered critical to the immunologic destruction of cancer cells. In previous studies of the AC Vaccine in melanoma patients, there was a highly significant correlation between a positive DTH response and progression-free as well as overall survival.

For ovarian cancer, tumor tissue is removed from the abdominal cavity. Following administration of chemotherapy, patients receive AC Vaccine. Investigators hope that the vaccine treatment will increase the conventional therapy cure rate for ovarian cancer from its current level of approximately 20%.


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Company and Product Technology Overview

M-Vax and O-Vax are among several therapeutic vaccines for cancer based on the Company's core AC Vaccine technology under development by AVAX Technologies. In addition to AC Vaccines for melanoma, ovarian and other cancers, AVAX also currently has under research and development two series of patented compounds -- Topoisomerase Inhibitors and Novel Anti-Estrogens -- which belong to classes of chemotherapeutic agents with clinically-proven anti-cancer capabilities.

AVAX Technologies is a development stage biopharmaceutical company which acquires rights to and is developing technologies and products for the treatment of cancer and other life-threatening diseases. The Company has focused its initial efforts primarily on the development of immunotherapies and chemotherapies for cancer. Immunotherapy is a rapidly developing segment of the cancer therapeutic market.

Cautionary Statement

Statements in this news release that are not strictly historical, including statements as to plans and objectives, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although AVAX Technologies believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. Factors that could cause actual results to differ materially from AVAX Technologies' expectations include, among others, the Company's dependence on licenses and sponsored research agreements; the ability of the Company and others to clinically develop, manufacture and market the Company's pharmaceutical products; government regulation and approval by the FDA of the Company's products for sale in the U.S.; the Company's ability to obtain additional financing needed for manufacturing, marketing and distribution of the Company's products; the Company's access to and the market's acceptance of new products; a limited public market for the Company's stock; possible price volatility and illiquidity of the Company's stock; as well as the risks, uncertainties, and other factors described in the Company's prospectus and other documents on file with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements or to reflect the occurrence of unanticipated events.

       For additional information on AVAX Technologies toll-free via fax, simply dial 1-800-PRO-INFO, follow the voice menu prompts
           and enter the company code "AVXT" on any touch tone phone.

            Visit the AVAX Technologies website at: www.avax-tech.com

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